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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) AUGUST 31, 2000

                               RAILAMERICA, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                       0-20618                                              65-0328006
              (Commission File Number)                           (IRS Employer Identification No.)

                         5300 BROKEN SOUND BLVD., N.W.
                           BOCA RATON, FLORIDA 33487
          (Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code (561) 994-6015

                                      N/A
         (Former name or former address, if changed since last report)

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

ITEM 5.  OTHER EVENTS.

     Attached hereto as exhibit 7(a) are the audited consolidated financial statements of RailTex, Inc., a Texas corporation ("RailTex") and RailTex's subsidiaries as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997. On February 4, 2000, RailAmerica, Inc., a Delaware corporation (the "Registrant"), acquired all of the issued and outstanding shares (the "Shares") of capital stock of RailTex, pursuant to the merger (the "Merger") of Cotton Acquisition Corp., a Texas corporation wholly owned by the Registrant ("Merger Sub"), with and into RailTex.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Statements of Business Acquired.

         Attached hereto as exhibit 7(a) and incorporated herein by reference:

         Report of Independent Public Accountants

         Consolidated Statements of Income for the years ended December 31, 1999, 1998 and 1997

         Consolidated Balance Sheets as of December 31, 1999 and 1998

         Consolidated Statements of Shareholders' Equity for the years ended December 31, 1999, 1998 and 1997

         Consolidated Statements of Cash Flows -- For the Years Ended December 31, 1999, 1998 and 1997

         Notes to Consolidated Financial Statements

     (b) Pro Forma Financial Information.

         Not applicable

     (c) Exhibits

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 23.1     Consent of Arthur Andersen LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          RAILAMERICA, INC.

                                                         By: /s/ DONALD D. REDFEARN
                                                         ----------------------------------------------------
                                                         Name: Donald D. Redfearn
                                                         Its: Chief Administrative Officer, Executive
Dated: August 31, 2000                                       Vice President and Secretary

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To RailTex, Inc.:

     We have audited the accompanying consolidated balance sheets of RailTex, Inc. (a Texas corporation), and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RailTex, Inc., and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

Arthur Andersen LLP

San Antonio, Texas
February 17, 2000

                         RAILTEX, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1999        1998        1997
                                                              ---------   ---------   ---------
OPERATING REVENUES..........................................  $177,845    $161,020    $148,791
OPERATING EXPENSES:
  Transportation............................................    57,716      53,485      50,870
  General and administrative................................    36,437      30,855      30,701
  Equipment.................................................    19,256      18,837      17,830
  Maintenance of way........................................    17,091      15,933      13,449
  Depreciation and amortization.............................    16,693      14,258      12,940
                                                              --------    --------    --------
          Total operating expenses..........................   147,193     133,368     125,790
                                                              --------    --------    --------
OPERATING INCOME............................................    30,652      27,652      23,001
INTEREST EXPENSE............................................   (10,435)    (11,236)    (10,527)
OTHER INCOME, NET...........................................     3,051       4,215       4,198
                                                              --------    --------    --------
INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF A CHANGE
  IN ACCOUNTING PRINCIPLE...................................    23,268      20,631      16,672
INCOME TAXES................................................    (9,389)     (7,853)     (6,048)
                                                              --------    --------    --------
NET INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN
  ACCOUNTING PRINCIPLE......................................    13,879      12,778      10,624
CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE (NET
  OF INCOME TAXES)..........................................        --      (1,703)         --
                                                              --------    --------    --------
NET INCOME..................................................  $ 13,879    $ 11,075    $ 10,624
                                                              ========    ========    ========
BASIC EARNINGS PER SHARE:
  NET INCOME BEFORE CUMULATIVE EFFECT
  OF A CHANGE IN ACCOUNTING PRINCIPLE.......................  $   1.49    $   1.39    $   1.16
CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE (NET
  OF INCOME TAXES)..........................................        --       (0.19)         --
                                                              --------    --------    --------
  NET INCOME................................................  $   1.49    $   1.20    $   1.16
                                                              ========    ========    ========
WEIGHTED AVERAGE NUMBER OF BASIC SHARES
OF COMMON STOCK OUTSTANDING.................................     9,285       9,205       9,153
DILUTED EARNINGS PER SHARE:
  NET INCOME BEFORE CUMULATIVE EFFECT
  OF A CHANGE IN ACCOUNTING PRINCIPLE.......................  $   1.48    $   1.38    $   1.15
  CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE (NET
     OF INCOME TAXES).......................................        --       (0.18)         --
                                                              --------    --------    --------
  NET INCOME................................................  $   1.48    $   1.20    $   1.15
                                                              ========    ========    ========
WEIGHTED AVERAGE NUMBER OF DILUTED
SHARES OF COMMON STOCK OUTSTANDING..........................     9,388       9,251       9,222

  The accompanying notes are an integral part of these consolidated financial statements.

                         RAILTEX, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  1,801   $  1,243
  Accounts receivable, less doubtful receivables of $884 in
     1999; $844 in 1998.....................................    31,239     35,478
  Prepaid expenses and other current assets.................     1,919      2,387
  Inventories...............................................       852        849
  Deferred tax assets, net..................................     1,569      1,906
                                                              --------   --------
          Total current assets..............................    37,380     41,863
                                                              --------   --------
PROPERTY AND EQUIPMENT, NET.................................   293,971    291,779
                                                              --------   --------
OTHER ASSETS:
  Investments in Brazilian railroad companies...............    21,095     19,994
  Other, net................................................    12,724      8,709
                                                              --------   --------
          Total other assets................................    33,819     28,703
                                                              --------   --------
          Total assets......................................  $365,170   $362,345
                                                              ========   ========
            LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term notes payable..................................  $     --   $    215
  Current portion of long-term debt.........................     1,010      8,568
  Accounts payable..........................................    18,000     20,574
  Accrued liabilities.......................................    18,004     17,729
                                                              --------   --------
          Total current liabilities.........................    37,014     47,086
DEFERRED INCOME TAXES, NET..................................    31,272     30,294
LONG-TERM DEBT, LESS CURRENT PORTION........................   111,475    122,982
OTHER LIABILITIES...........................................    13,977      6,835
                                                              --------   --------
          Total liabilities.................................   193,738    207,197
                                                              --------   --------
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN BRAZILIAN INVESTMENTS..................    11,561     11,000
                                                              --------   --------
SHAREHOLDERS' EQUITY:
  Preferred Stock; $1.00 par value; 10 million shares
     authorized;
     no shares issued or outstanding........................        --         --
  Common Stock; $.10 par value; 30 million shares
     authorized;
     issued and outstanding 9,293,314 in 1999; 9,273,963 in
      1998..................................................       929        927
  Paid-in capital...........................................    86,095     85,115
  Retained earnings.........................................    73,855     59,976
  Deferred compensation.....................................    (1,201)      (948)
  Accumulated other comprehensive income....................       193       (922)
                                                              --------   --------
          Total shareholders' equity........................   159,871    144,148
                                                              --------   --------
          Total liabilities and shareholders' equity........  $365,170   $362,345
                                                              ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                         RAILTEX, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                           COMMON STOCK
                                      -----------------------                                        ACCUMULATED
                                        SHARES                                                          OTHER           TOTAL
                                      ISSUED AND    $.10 PAR    PAID-IN   RETAINED     DEFERRED     COMPREHENSIVE   SHAREHOLDERS'
                                      OUTSTANDING     VALUE     CAPITAL   EARNINGS   COMPENSATION      INCOME          EQUITY
                                      -----------   ---------   -------   --------   ------------   -------------   -------------
BALANCE, December 31, 1996..........     9,124        $912      $83,629   $38,277      $    --          $(115)        $122,703
  Comprehensive income:
  Net income........................        --          --           --    10,624           --             --           10,624
  Foreign currency translation......        --          --           --        --           --           (243)            (243)
                                         -----        ----      -------   -------      -------          -----         --------
        Total comprehensive
          income....................        --          --           --    10,624           --           (243)          10,381
  Exercise of stock options.........        37           4          170        --           --             --              174
                                         -----        ----      -------   -------      -------          -----         --------
BALANCE, December 31, 1997..........     9,161         916       83,799    48,901           --           (358)         133,258
  Comprehensive income:
  Net income........................        --          --           --    11,075           --             --           11,075
  Foreign currency translation......        --          --           --        --           --           (564)            (564)
                                         -----        ----      -------   -------      -------          -----         --------
        Total comprehensive
          income....................        --          --           --    11,075           --           (564)          10,511
  Exercise of stock options.........        33           3          326        --           --             --              329
  Restricted stock awards...........        80           8          990        --         (998)            --               --
  Amortization of deferred
    compensation....................        --          --           --        --           50             --               50
                                         -----        ----      -------   -------      -------          -----         --------
BALANCE, December 31, 1998..........     9,274         927       85,115    59,976         (948)          (922)         144,148
  Comprehensive income:
  Net income........................        --          --           --    13,879           --             --           13,879
  Foreign currency translation......        --          --           --        --           --          1,115            1,115
                                         -----        ----      -------   -------      -------          -----         --------
        Total comprehensive
          income....................        --          --           --    13,879           --          1,115           14,994
  Exercise of stock options.........        19           2          129        --           --             --              131
  Performance stock awards..........        --          --          851        --         (851)            --               --
  Amortization of deferred
    compensation....................        --          --           --        --          598             --              598
                                         -----        ----      -------   -------      -------          -----         --------
BALANCE, December 31, 1999..........     9,293        $929      $86,095   $73,855      $(1,201)         $ 193         $159,871
                                         =====        ====      =======   =======      =======          =====         ========

  The accompanying notes are an integral part of these consolidated financial statements.

                         RAILTEX, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                              --------------------------------
                                                                1999        1998        1997
                                                              --------    --------    --------
OPERATING ACTIVITIES:
  Net income................................................  $13,879     $11,075     $10,624
  Adjustments to reconcile net income to net cash provided
     by
     operating activities:
     Cumulative effect of a change in accounting
       principle............................................       --       2,747          --
     Depreciation and amortization..........................   16,693      14,258      12,940
     Deferred income taxes..................................    1,315       5,432       2,182
     Provision for losses on accounts receivable............      427         187         638
     Amortization of deferred financing costs...............      452         388         384
     Gain on sale of assets.................................   (3,041)     (1,867)     (6,771)
     Gain on sale of subsidiary.............................     (511)         --          --
     Gain on sale of minority interest......................       --      (2,045)         --
     Write down of investments..............................       --          --       2,100
     Other..................................................      579          82        (275)
     Changes in working capital:
       Accounts receivable..................................    3,812      (2,565)     (5,975)
       Prepaid expenses and other current assets............      207         (22)        (59)
       Accounts payable and accrued liabilities.............   (1,157)        777      10,109
                                                              -------     -------     -------
            Net cash provided by operating activities.......   32,655      28,447      25,897
                                                              -------     -------     -------
INVESTING ACTIVITIES:
  Purchase of property and equipment........................  (24,919)    (30,320)    (35,507)
  Proceeds from sale of property and equipment..............   12,339       2,288       7,327
  Proceeds from sale of subsidiary..........................      675          --          --
  Purchase of new properties and related equipment and other
     costs..................................................       --     (13,096)    (25,978)
  Investment in Brazilian railroad companies................     (540)         --      (1,362)
  Sale of preferred shares in Brazilian railroad company....       --          --       2,758
  Proceeds from sale of minority interest...................       --      10,861          --
  Organization and acquisition costs........................       18         (79)        (97)
  Decrease (increase) in other long-term assets.............      547      (1,617)       (152)
                                                              -------     -------     -------
            Net cash used in investing activities...........  (11,880)    (31,963)    (53,011)
                                                              -------     -------     -------
FINANCING ACTIVITIES:
  (Decrease) increase in short-term notes payable...........     (215)       (355)        218
  Proceeds from long-term debt..............................      272      21,900      75,000
  Principal payments on long-term debt and capital leases...   (3,469)    (16,687)    (53,398)
  Net (decrease) increase in working capital facilities.....  (16,593)       (750)      4,000
  Deferred financing costs..................................     (848)         (3)       (369)
  Issuance of common stock..................................       76         247          74
                                                              -------     -------     -------
            Net cash (used in) provided by financing
               activities...................................  (20,777)      4,352      25,525
                                                              -------     -------     -------
EFFECT OF EXCHANGE RATE CHANGES ON CASH.....................      560        (163)         51
                                                              -------     -------     -------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................      558         673      (1,538)
CASH AND CASH EQUIVALENTS, beginning of year................    1,243         570       2,108
                                                              -------     -------     -------
CASH AND CASH EQUIVALENTS, end of year......................  $ 1,801     $ 1,243     $   570
                                                              =======     =======     =======

  The accompanying notes are an integral part of these consolidated financial statements.

                         RAILTEX, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  NATURE OF THE COMPANY'S BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     The accompanying consolidated financial statements include the accounts of RailTex, Inc. (a Texas corporation) and its wholly-owned subsidiaries. References to "RailTex" or the "Company" mean RailTex, Inc. and, unless the context indicates otherwise, its consolidated subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

     The Company is an operator of short line railroads in North America. Its holdings include short line railroads concentrated in the Southeastern, Great Lakes region, New England and Central United States as well as Eastern Canada. During 1999, the Company owned investments in two Brazilian railroad companies which were sold in January 2000 (See Note 5).

     The Company's strategy is to grow through (i) the creation of new business and improvement in operating performance of newly added and currently operated properties and (ii) additions to and divestitures from its portfolio of short line railroad properties, primarily through strategic acquisitions of Class I railroad branch lines or existing short line properties, and divestiture of non-strategic lines to smaller, independently operated short line companies.

ESTIMATES IN FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

CASH AND CASH EQUIVALENTS AND CONSOLIDATED STATEMENTS OF CASH FLOWS

     All short-term investments which mature in less than 90 days when purchased are considered cash equivalents. Cash equivalents are stated at cost, which approximates market value.

     Supplemental disclosures of cash flow information (in thousands):

                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                         ----------------------------------
                                                           1999         1998         1997
                                                         ---------    ---------    --------
Cash paid during the year for:
     Interest..........................................   $10,534      $11,207      $8,962
     Income taxes......................................     7,358        2,514       2,604
Non-cash investing and financing activities:
     Grants............................................     6,652        2,918         352
     Capital leases....................................        31        1,959       1,844
     Tax benefit from exercise of non-qualified stock
       options.........................................        61           76         100
     Amortization of deferred compensation.............       598           50          --
Liabilities and long-term debt assumed in connection
  with the acquisition of railroad companies:
     Fair value of assets acquired.....................        --       15,809          --
     Cash paid for capital stock.......................        --       14,003          --
                                                          -------      -------      ------
     Liabilities and long-term debt assumed............   $    --      $ 1,806      $   --
                                                          =======      =======      ======

                         RAILTEX, INC. AND SUBSIDIARIES

PROPERTY AND EQUIPMENT

     Property and equipment are carried at historical cost. Acquired railroad property is recorded at the purchased cost. Major renewals or betterments are capitalized; routine maintenance and repairs, which do not improve the asset or extend asset lives, are charged to expense when incurred. Gains or losses on sales or other dispositions are credited or charged to income. Depreciation is computed using the straight-line method over periods ranging from 8 to 30 years for roadway and structures, 3 to 15 years for locomotives and other railroad equipment and 3 to 10 years for other non-railroad equipment. Leasehold improvements are amortized over the life of the lease or the service lives of the improvements, whichever is shorter.

     The Company has adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets To Be Disposed Of." This statement requires the recognition of an impairment loss on a long-lived asset held for use when events and circumstances indicate that the estimate of undiscounted future cash flows expected to be generated by the asset are less than its carrying amount. The Company recorded an impairment loss totaling approximately $375,000 related to one of its railroad properties for the year ended December 31, 1998. For the years ended December 31, 1999 and 1997, no impairment loss was recorded.

INVESTMENTS IN BRAZILIAN RAILROAD COMPANIES

     Investments in Brazilian railroad companies represent minority interest in Ferrovia Centro Atlantica, S.A. ("FCA") and America Latina Logistica, S.A. ("ALL"), the parent corporation of Ferrovia Sul Atlantico, S.A. ("FSA"), are accounted for using the cost method of accounting and are valued at the lower of cost or market.

OTHER ASSETS

     At December 31, 1999, other assets primarily include a note receivable of $5.0 million, interest at LIBOR plus 2.0%, goodwill, and deferred financing costs, while at December 31, 1998, other assets primarily include goodwill and deferred financing costs. Goodwill is amortized over 30 years. Financing costs are amortized over the related loan terms using the effective interest method. Amortization of these costs is included in interest expense. Prior to the Company's adoption of Statement of Position 98-5 in 1998, "Reporting on the Costs of Start-up Activities" ("SOP 98-5") (see further discussion below), the Company capitalized the costs associated with start-up activities, including the acquisition of new railroads, and these costs were amortized using the straight-line method over five years. Amortization of goodwill, financing, organization and acquisition costs totaled approximately $648,000, $478,000 and $1.6 million for the years ended December 31, 1999, 1998 and 1997, respectively. Accumulated amortization of these costs was approximately $3.2 million and $2.6 million at December 31, 1999 and 1998, respectively.

DEFERRED GRANT REVENUE

     Included in other liabilities at December 31, 1999 and 1998 is $6.3 million and $4.4 million, respectively, of deferred grant revenue. Deferred grant revenue represents economic development funds contributed to the Company by government entities for track rehabilitation. Deferred grants are being amortized to income over the life of the assets acquired with the funds.

     Also included in other liabilities at December 31, 1999 and 1998 is $8.0 million and $2.7 million, respectively, of deferred revenue contributed to the Company by one of its customers for rehabilitation of track used to serve this customer. The deferred revenue is being amortized to income over 15 years, the life of the service contract with the customer. The assets acquired are being depreciated over 30 years. As a result, the Company recognized income, in excess of depreciation, of approximately $221,000 in 1999. There was no income recognized in 1998 as the asset had not been placed in service.

                         RAILTEX, INC. AND SUBSIDIARIES

REVENUE RECOGNITION

     Freight revenues are recognized as shipments initially move onto the Company's tracks, which, due to the relatively short length of haul, is not materially different from the recognition of revenues as shipments progress. Non-freight revenues, including joint facilities, switching, demurrage, car hire and car repair services, are recognized as the service is performed.

INCOME TAXES

     The Company files consolidated U.S. Federal income tax returns which include all of its U.S. subsidiaries and separate Canadian federal income tax returns for each Canadian subsidiary. Deferred income taxes are provided when certain revenues and expenses are reported in periods which are different for financial reporting purposes than for income tax reporting purposes.

     Deferred tax liabilities and assets are recorded based on the enacted income tax rates which are expected to be in effect in the periods in which the deferred tax liability or asset is expected to be settled or realized. A change in the tax laws or rates results in adjustments to the deferred tax liabilities and assets. The effect of such adjustments is included in income in the period in which the tax laws or rates are changed.

FOREIGN CURRENCY TRANSLATION

     The financial position and results of operations of the Company's Canadian subsidiaries are measured using the local currency as the functional currency. Assets and liabilities of operations denominated in foreign currencies are translated into U.S. dollars at exchange rates in effect at year-end, while revenues and expenses are translated at average exchange rates prevailing during the year. The resulting translation gains and losses are charged directly to foreign currency translation, a component of shareholders' equity, and are not included in net income until realized through sale or liquidation of the investment.

CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS AND MAJOR CUSTOMERS

     The Company regularly grants trade credit to all of its customers. In addition, the Company grants trade credit to other railroads through the routine interchange of traffic. The Company's accounts receivable are well diversified except for a concentration of accounts receivable with some Class I railroads. The Company's management believes these Class I railroads are large, financially strong companies, and thus believe the Company's exposure to credit risk is minimal. Approximately 16% and 15% of the Company's accounts receivable were due from one Class I railroad at December 31, 1999 and 1998, respectively. No other customer individually accounted for more than 10% of the Company's accounts receivable balance at December 31, 1999 or 1998.

     During 1999, the Company served more than 1,100 customers who shipped and received a wide variety of products. Although most of the Company's railroads have a well-diversified customer base, several have one or two dominant customers. The Company's largest customer in 1999, 1998 and 1997 was Canadian National Railways ("CN"), representing 6.7%, 7.0% and 8.1% of operating revenues, respectively.

PRICE RISK MANAGEMENT ACTIVITIES

     The Company historically has hedged certain anticipated transactions. Interest rate swaps and diesel fuel price contracts with third parties are used to hedge interest rates and diesel fuel costs. Hedges of anticipated transactions are accounted for under the deferral method with gains and losses on these transactions recognized in interest expense and operating expenses, as applicable, when the hedged

                         RAILTEX, INC. AND SUBSIDIARIES
transaction occurs. The Company does not currently hold or issue financial instruments for trading purposes.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. As issued, this statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Initial application of this statement was to become effective for the Company's financial statements beginning January 1, 2000. However, in June 1999, FASB issued Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133" which delayed for one year the effective date of SFAS 133. The Company believes the adoption of this statement will not have a material impact on the financial condition or results of operations of the Company.

     In April 1998, the Accounting Standards Executive Committee issued SOP 98-5. SOP 98-5 requires costs associated with start-up activities to be expensed as incurred. SOP 98-5 is effective for financial statements for fiscal years beginning after December 15, 1998. The Company adopted SOP 98-5 for the year ended December 31, 1998. This adoption resulted in the recognition of a non-recurring charge of approximately $1,703,000 (net of income taxes) entitled, "Cumulative effect of a change in accounting principle (net of income taxes)" in the accompanying consolidated financial statements. Prior to the adoption of SOP 98-5, the Company capitalized the costs associated with start-up activities, including the acquisition of new railroad properties, and amortized those costs over five years. Prospectively, the Company's results of operations will reflect higher costs associated with the acquisition of new railroad properties in the period of acquisition.

RECLASSIFICATIONS

     Certain reclassifications have been made to the prior year amounts to conform with the current period presentation.

2.  RELATED PARTY TRANSACTIONS

     The Company purchases, in the normal course of business, various parts for locomotives and grade crossing signals from certain subsidiaries of Harmon Industries, Inc., of which the Company's Founder and Chairman Emeritus is a director. Purchases from subsidiaries of Harmon Industries, Inc. for the years ended December 31, 1999, 1998 and 1997 totaled approximately $584,000, $1,200,000 and $462,000, respectively.

            THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

                         RAILTEX, INC. AND SUBSIDIARIES

3.  EARNINGS PER SHARE

     In 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"), which was effective for fiscal years ending after December 15, 1997. Basic earnings per share is determined by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is determined by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding during the period. Stock options with an exercise price below fair market value for any of the periods presented are considered common stock equivalents.

     The following is a reconciliation of the numerators and the denominators of the basic and diluted earnings per share computations (in thousands, except per share amounts).

                                                        FOR THE YEARS ENDED DECEMBER 31,
                                                        --------------------------------
                                                          1999        1998        1997
                                                        --------    --------    --------
NUMERATOR:
  Net income before cumulative effect of a change in
     accounting principle.............................  $13,879     $12,778     $10,624
  Cumulative effect of a change in accounting
     principle
     (net of income taxes)............................       --      (1,703)         --
                                                        -------     -------     -------
  Net income..........................................  $13,879     $11,075     $10,624
                                                        =======     =======     =======
DENOMINATOR:
  Weighted average number of basic share of common
     stock outstanding................................    9,285       9,205       9,153
EFFECT OF DILUTIVE SECURITIES:
  Stock options.......................................       79          46          69
  Performance stock...................................       24          --          --
                                                        -------     -------     -------
                                                            103          46          69
  Weighted average number of diluted shares of common
     stock outstanding................................    9,388       9,251       9,222
                                                        =======     =======     =======
BASIC EARNINGS PER SHARE:
  Net income before cumulative effect of a change in
     accounting principle.............................  $  1.49     $  1.39     $  1.16
  Cumulative effect of a change in accounting
     principle
     (net of income taxes)............................       --       (0.19)         --
                                                        -------     -------     -------
          Total.......................................  $  1.49     $  1.20     $  1.16
                                                        =======     =======     =======
DILUTED EARNINGS PER SHARE:
  Net income before cumulative effect of a change in
     accounting principle.............................  $  1.48     $  1.38     $  1.15
  Cumulative effect of a change in accounting
     principle
     (net of income taxes)............................       --       (0.18)         --
                                                        -------     -------     -------
          Total.......................................  $  1.48     $  1.20     $  1.15
                                                        =======     =======     =======

                         RAILTEX, INC. AND SUBSIDIARIES

4.  PROPERTY AND EQUIPMENT, NET

     Property and equipment, net consisted of the following (in thousands):

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1999        1998
                                                              --------    --------
Roadway and structures......................................  $272,479    $263,541
Locomotives and other railroad equipment....................    67,547      61,831
Office furniture and other equipment........................    14,948      13,751
Equipment and vehicles held under capital leases............     5,733       5,730
Vehicles....................................................     1,167       1,120
                                                              --------    --------
                                                               361,874     345,973
Less accumulated depreciation and amortization..............   (67,903)    (54,194)
                                                              --------    --------
                                                              $293,971    $291,779
                                                              ========    ========

5.  INVESTMENTS IN BRAZILIAN RAILROAD COMPANIES

     At December 31, 1999, the Company owned a 50.5% membership interest totaling $9.5 million in RailTex Global Investments, LLC, a limited liability company that owned shares in FCA and ALL. In January 2000, RailTex sold its interests in FCA and ALL and as a result, the Company no longer owns any interests in any Brazilian company (See Note 18).

6.  SHORT-TERM NOTES PAYABLE

     At December 31, 1999, the Company had no outstanding unsecured short-term notes payable to insurance companies. At December 31, 1998, the Company had outstanding unsecured short-term notes payable to insurance companies totaling approximately $215,000. The notes bore interest at 7.75% and were due in monthly installments of principal and interest totaling approximately $37,000 through June 1999. The weighted average interest rate for the short-term notes payable was 7.2% for the year ended December 31, 1998.

            THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

                         RAILTEX, INC. AND SUBSIDIARIES

7.  LONG-TERM DEBT

     Long-term debt consisted of the following (in thousands):

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1999        1998
                                                              --------    --------
Senior unsecured notes payable to two institutions; interest at 7.44%; interest only due semiannually; principal
  balance payable through six annual mandatory prepayments
  beginning July 2007.......................................  $ 50,000    $ 50,000
Senior unsecured notes payable to four institutions;
  interest at 7.23%; interest only due semiannually;
  principal balance due September 2005......................    40,000      40,000
Senior unsecured notes payable to banks; interest is
  variable (LIBOR based weighted average interest rate of
  6.46% on $18.3 million in borrowings and U.S. prime based
  interest rate of 7.75% on $0.3 million in borrowings at
  December 31, 1998); interest due monthly; principal
  partially due through quarterly principal payments through
  April 2002, with remaining balance due April 2002.........        --      18,575
Senior unsecured notes payable to two institutions; interest at 9.21%; interest only due semiannually; principal
  balance of $6.9 million and $3.5 million due September
  2005 and October 2005, respectively.......................    10,388       9,756
Senior unsecured subordinated notes; interest at 12.0%;
  interest only due semiannually; principal balance of $2.5
  million and $2.5 million due January 2001 and January
  2002, respectively........................................     5,000       5,000
Senior unsecured notes payable to banks; interest is
  variable (Prime based 8.75% on $1.0 million and LIBOR
  based 7.73% on $3.0 million at December 31, 1999);
  interest payment periods range from one month to six
  months depending on type of loan; all borrowings due April
  2002......................................................     4,000          --
Senior unsecured notes payable to banks; interest is
  variable (LIBOR based weighted average interest rate of
  6.375% at December 31, 1998); interest only due monthly
  through April 1999, when all borrowings become due........        --       2,000
Senior unsecured notes payable to banks; interest is
  variable (90 day Canadian BA rate of 6.145% at December
  31, 1998); interest only due monthly through April 1999,
  when all borrowings become due............................        --       1,951
Capital lease obligations; interest at rates ranging from
  7.25% to 8.5% at December 31, 1999 and 1998; payable in
  variable monthly installments through August 2003.........     2,402       3,513
Other, primarily due to state agencies; interest at rates
  ranging from 5.0% to 7.9% at December 31, 1999 and 1998;
  payable in variable installments through March 2011.......       695         755
                                                              --------    --------
Total long-term debt........................................   112,485     131,550
Less current portion........................................    (1,010)     (8,568)
                                                              --------    --------
Long-term debt, less current portion........................  $111,475    $122,982
                                                              ========    ========

     In April 1999, the Company completed the refinancing and expansion of its senior revolving credit facility to $175 million. The refinancing and expansion replaced the Company's previous U.S. and

                         RAILTEX, INC. AND SUBSIDIARIES

Canadian credit agreements, which expired in April 1999. The three year agreement consists of a syndicate of ten banks, led by Chase Bank of Texas, N.A., who serves as administrative agent. The facility allows for an equivalent of U.S. $20 million to be allocated for use in Canada. The facility will be used to finance acquisitions, capital expenditures, working capital and other general corporate purposes. Interest payment periods range from one month to six months depending on the type of loan. Interest rates also vary depending on the type of loan. All borrowings become due and payable in April 2002. The unused portion of the refinanced Senior Bank Facility is subject to a 0.30% to 0.50% commitment fee based on certain ratios.

     At December 31, 1999 and 1998, the Company had a $300,000 letter of credit ("LOC") outstanding under its credit facilities, in place at the time. This LOC collateralizes a loan from the State of Michigan that financed specific capital improvements.

     Covenants contained in the agreements evidencing the Company's senior bank, senior unsecured and senior subordinated debt prohibit the Company from paying dividends on its capital stock and limit its ability to incur additional indebtedness, create liens on its assets, make capital expenditures and repurchase shares of its capital stock or any outstanding options or other rights to acquire capital stock of the Company. The Company is also limited in its ability to make loans, investments or guarantees. Additionally, the Company is required to maintain a minimum tangible net worth and certain ratios of leverage and cash flow to interest. At December 31, 1999, the Company was in compliance with all covenants. As a result of the Company's merger with RailAmerica, Inc. ("RailAmerica"), all long-term debt, except capital leases, were paid in full subsequent to December 31, 1999 (See Note 18).

     Maturities of long-term debt were as follows (in thousands):

              FOR THE YEARS ENDED DECEMBER 31,
              --------------------------------
2000........................................................  $  1,010
2001........................................................     3,385
2002........................................................     7,076
2003........................................................       217
2004........................................................        77
Thereafter..................................................   100,720
                                                              --------
          Total.............................................  $112,485
                                                              ========

8.  FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

     The Company historically has hedged certain anticipated transactions. Interest rate swaps and diesel fuel price collar contracts with third parties are used to hedge interest rates and diesel fuel costs. Hedges of anticipated transactions are accounted for under the deferral method with gains and losses on these transactions recognized in interest expense and operating expenses when the hedged transaction occurs. The Company does not currently hold or issue financial instruments for trading purposes.

     The Company is exposed to fluctuations in diesel fuel prices, as an increase in the price of diesel fuel would result in lower earnings and increased cash outflows. The Company has entered into several commodity collar transactions to hedge market risks of diesel fuel prices. The first collar was effective April 1, 1998 and terminated March 31, 1999 and represented notional amounts totaling 225,000 gallons per month with a cap price of $0.5600 per gallon and a floor price of $0.4375 per gallon. The second collar was effective July 1, 1998 and terminated June 30, 1999 and represented notional amounts totaling 225,000 gallons per month with a cap price of $0.5600 per gallon and a floor price of $0.4490 per gallon.

     In February 1999, the Company entered into two additional contracts to hedge its market risk from diesel fuel prices. The first consisted of three monthly swap agreements which fix the price of 725,000

                         RAILTEX, INC. AND SUBSIDIARIES
gallons of diesel fuel in April, May and June 1999 at $0.3215, $0.3280 and $0.3375 per gallon, respectively. The second is a cap which fixes the price of 725,000 gallons of diesel fuel per month for the period July 1999 to June 2000 at $0.4500 per gallon. The cost of the cap was approximately $209,000, which will be amortized over the period covered by the cap. The cap which expires in June 2000, hedges approximately 60% of the Company's estimated monthly diesel fuel consumption.

     At December 31, 1999 and 1998, the Company had not entered into any interest rate swaps contracts.

9.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments held by the Company:

     Current assets and current liabilities: The carrying value approximates fair value due to the short maturity of these items.

     Accrued interest payable: The carrying amount approximates fair value as the majority of interest payments are made monthly or semiannually.

     Long-term investment: The carrying value approximates fair value based on discounted cash flows.

     Long-term debt, senior subordinated debt and senior notes payable: The fair value of the Company's long-term debt, senior subordinated debt and senior notes payable is based on secondary market indicators. Since the Company's debt is not quoted, estimates are based on each obligation's characteristics, including remaining maturities, interest rates, credit rating, collateral, amortization schedule and liquidity. The carrying amount approximates fair value.

     Commodity collar transactions: The fair value of commodity collar transactions is the amount at which they could be settled, based on estimates obtained from dealers. The unrealized gain on the commodity collar transaction at December 31, 1999 was approximately $766,000 and the unrealized loss on the commodity collar transaction at December 31, 1998 was approximately $249,000.

10.  EMPLOYEE BENEFITS

STOCK BASED COMPENSATION

  Stock Options

     In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), was issued. SFAS 123 defines a fair value based method of accounting for employee stock options or similar equity instruments and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period of the award, which is usually the vesting period. However, SFAS 123 also allows entities to continue to measure compensation costs for employee stock compensation plans using the intrinsic value method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company adopted SFAS 123 effective January 1, 1996, and has elected to remain with the accounting prescribed by APB 25. The Company has made the required disclosures prescribed by SFAS 123.

     The Company grants non-qualified stock options to outside Directors and key employees of the Company. In September 1993, the Board of Directors and shareholders of the Company approved an equity incentive plan ("1993 Plan"). In June 1996, the 1993 Plan was amended to (i) increase the maximum number of shares of Common Stock issuable under the 1993 Plan from 750,000 to 1,250,000, without reduction for the number of shares issued upon exercise of options granted outside of the 1993

                         RAILTEX, INC. AND SUBSIDIARIES

Plan; (ii) extend the exercise period for Outside Director's Options from two to ten years and increase the number of shares which may be purchased under Outside Director's Options from 2,000 to 3,000; (iii) specify 1,250,000 shares as the maximum number of shares issuable under the 1993 Plan to any employee in any year; (iv) permit the 1993 Plan administrator to specify shorter vesting periods for non-qualified options; and (v) clarify that cashless exercises of stock rights are permitted under the 1993 Plan. In May 1999, the shareholders of the Company voted to increase the maximum number of shares of Common Stock issuable under the 1993 Plan from 1,250,000 to 1,650,000, without reduction for the number of shares issued upon exercise of options granted outside of the 1993 Plan.

     Under the Company's stock option plan, options have been granted to outside directors and certain key employees of the Company at prices equal to or more than the fair market value of the Company's stock on the date of grant and expire 10 years from the date of grant, unless specified otherwise. Stock options granted to outside directors are exercisable immediately and stock options granted to key employees vest at a rate of 20% per year, unless specified otherwise.

     A summary of the status of the Company's 1993 Plan, as amended, for the years ended December 31, 1999, 1998 and 1997, and changes during the years ending on those dates is presented below:

                                                                 DECEMBER 31,
                                        ---------------------------------------------------------------
                                               1999                  1998                  1997
                                        -------------------   -------------------   -------------------
                                                   WEIGHTED              WEIGHTED              WEIGHTED
                                                   AVERAGE               AVERAGE               AVERAGE
                                                   EXERCISE              EXERCISE              EXERCISE
                                         SHARES     PRICE      SHARES     PRICE      SHARES     PRICE
                                        --------   --------   --------   --------   --------   --------
Outstanding, beginning of the year....   854,614    $13.60     581,783    $18.07     743,954    $19.00
Granted...............................   215,197     13.46     710,216     13.42     188,973     19.31
Exercised.............................   (19,351)     3.73     (33,039)     7.49     (58,667)     4.71
Forfeited.............................  (105,692)    11.93    (404,346)    20.22    (292,477)    23.93
                                        --------              --------              --------
Outstanding, end of year..............   944,768     13.95     854,614     13.60     581,783     18.07
                                        ========              ========              ========
Options exercisable end of year.......   311,416    $13.68     194,654    $13.33     245,940    $13.50
                                        ========    ======    ========    ======    ========    ======
Weighted average fair value of options
  granted during year.................              $ 8.31                $ 8.41                $12.66
                                                    ======                ======                ======

     The following table summarizes the information about the 1993 Plan options outstanding at December 31, 1999:

                                              OPTIONS OUTSTANDING
                                      ------------------------------------    OPTIONS EXERCISABLE
                                                     WEIGHTED                ----------------------
                                                      AVERAGE     WEIGHTED                 WEIGHTED
                                                     REMAINING    AVERAGE                  AVERAGE
                                        NUMBER      CONTRACTUAL   EXERCISE     NUMBER      EXERCISE
           EXERCISE PRICE             OUTSTANDING      LIFE        PRICE     EXERCISABLE    PRICE
           --------------             -----------   -----------   --------   -----------   --------
$ 3.74- 8.80........................     94,890        1.83        $ 6.37       94,890      $ 6.37
$10.88-11.94........................    259,205        8.91         11.84       59,491        5.78
$14.00-18.50........................    511,514        7.87         14.47       85,764       14.77
$24.25-27.75........................     79,159        5.49         26.56       71,271       26.60
                                        -------                                -------
                                        944,768        7.35        $13.95      311,416      $13.68
                                        =======                                =======

     In November 1998, the Board of Directors of the Company granted employee stock options to its current employee option holders other than its then Chairman of the Board and its Chief Executive Officer at an exercise price of $11.9375 per share, the then current market value of the Company's common stock. The options vest over five years in accordance with the Company's 1993 Plan, as amended. In order to

                         RAILTEX, INC. AND SUBSIDIARIES
obtain the newly granted stock options the employees were required to tender all previously granted employee options for cancellation. As to any employee, the amount of shares included under the new options were reduced from the number of shares covered by the canceled options by the same percentage as the new option exercise price was less than the canceled option exercise price. The reduction in the number of options outstanding and the reduced exercise price is reflected in the tables above.

     Because the Company has elected to remain with the accounting prescribed by APB 25, no compensation cost has been recognized for its 1993 Plan. Had compensation cost for the Company's stock-based compensation plans been determined on the fair value of the grant dates for awards under those plans consistent with the method of SFAS 123, the Company's net income, earnings per basic share and earnings per diluted share would have decreased to the pro forma amounts indicated below (in thousands, except per share amounts):

                                                        FOR THE YEARS ENDED DECEMBER 31,
                                                        --------------------------------
                                                          1999        1998        1997
                                                        --------    --------    --------
Net income:
     As reported......................................  $13,879     $11,075     $10,624
     Pro forma........................................   12,378     $ 9,362     $ 9,289
Basic earnings per share:
     As reported......................................  $  1.49     $  1.20     $  1.16
     Pro forma........................................  $  1.33     $  1.02     $  1.01
Diluted earnings per share:
     As reported......................................  $  1.48     $  1.20     $  1.15
     Pro forma........................................  $  1.32     $  1.01     $  1.01

     The fair value of each option grant is estimated on the date of grant using an option-pricing model similar to Black-Scholes with the following weighted-average assumptions used for grants in 1999, 1998 and 1997, respectively:

     Dividend yield of 0.0% for all years; expected volatility of 48.1%, 42.0% and 42.2%; risk-free interest rates of 7.7%, 5.6% and 6.5%; and expected lives of 7.6, 10 and 10 years for December 31, 1999, 1998 and 1997, respectively.

  Restricted Stock

     In 1998, the Company, under the 1993 Plan, granted 80,000 restricted shares in the form of the Company's common stock to key executives. Of the 80,000 restricted shares awarded in 1998, 30,000 vest ratably over three years and 50,000 vest ratably over five years. The restricted shares will also vest in the event of a change in control or termination, not for cause. The unvested portion of the restricted shares forfeit if the key executive is terminated for cause during the restriction period. The awards were recorded at the fair market value of the Company's common stock on the date of grant as deferred compensation and will be amortized over the restriction period. For the years ended December 31, 1999 and 1998, the Company recorded compensation expense of approximately $243,000 and $50,000, respectively. For the year ended December 31, 1999, 20,000 of the 80,000 restricted shares vested.

PERFORMANCE STOCK

     Performance shares were awarded to certain key employees in 1998, through the 1993 Plan. Employees must be employed by the Company at the end of three years from the date of the award to receive the performance shares. During the three-year period, the number of shares to be awarded can increase by a maximum of 200.0% or decrease to zero as determined by the Company's total shareholder return as compared to benchmarks, as defined in the plan.

                         RAILTEX, INC. AND SUBSIDIARIES

     In addition, the Company, under the 1993, granted performance shares to key executives in 1999. The performance shares vest over a three-year period depending on whether certain earnings per share and return on capital targets are met, as defined. The performance shares cliff vest seven years from the date of grant. If the earnings per share and return on capital targets are met, the executives must be employed by the Company at the end of three years from the date of the award to receive the performance shares. If the earnings per share and return on capital targets are not met, the executive must be employed by the Company at the end of seven years from the date of the award to receive the performance shares.

     As of December 31, 1999 and 1998, a total of 56,716 and 20,457 performance shares were outstanding, respectively. At December 31, 1999, the Company recorded compensation expense related to the performance shares of approximately $355,000. There was no compensation expense recorded at December 31, 1998 related to the performance shares.

     On February 4, 2000, the Company was acquired by a wholly-owned subsidiary of RailAmerica. As a result of the acquisition, all stock options, restricted stock and performance stock under the 1993 Plan became fully exercisable and vested. All stock options, restricted stock and performance stock outstanding immediately prior to closing were canceled. Each stock option holder received an amount in cash equal to $13.50 minus the exercise price of the stock option plus two-thirds of a share of RailAmerica stock in exchange for each share of RailTex stock. Restricted stock and performance stock holders received an amount in cash of $13.50 per share plus two-thirds of a share of RailAmerica stock in exchange for each share of RailTex stock (See Note 18).

CASH BASED COMPENSATION

     The Company has various performance-based, cash incentive compensation programs which include all employees. Total cash incentive compensation of approximately $5.2 million, $3.6 million and $3.1 million was awarded under the various incentive compensation programs in 1999, 1998 and 1997, respectively.

RETIREMENT PLANS

     The Company has a 401(k) profit sharing plan ("401(k) Plan") for all eligible employees of the Company, as defined in the 401(k) Plan document. The 401(k) Plan qualifies under Section 401(k) of the Internal Revenue Code as a salary reduction plan. Employees may elect to contribute a certain percentage of their salary on a before-tax basis. Employees are immediately fully vested in their contributions and begin vesting in employer contributions after one year of service, as defined in the 401(k) Plan document. The 401(k) Plan is a defined contribution plan with employer contributions made solely at the discretion of the Board of Directors.

     Effective July 1, 1995, the 401(k) Plan was amended to provide for a Company matching contribution for certain employees of RailTex, Inc., the parent company, who are not covered under the Railroad Retirement and Railroad Unemployment Insurance Acts ("The Retirement Acts"). The Company matches employee contributions, for these employees, at the rate of 200.0% on employee contributions up to 5.0% of eligible compensation. Employees begin vesting in the employer matching contributions after one year of service. Company matching contributions to the 401(k) Plan totaled approximately $327,000, $314,000 and $230,000 in 1999, 1998 and 1997, respectively.

EMPLOYEE OPEN MARKET STOCK PURCHASE PLAN

     The Company had an Employee Open Market Stock Purchase Plan ("Stock Purchase Plan"), which was canceled in October 1999 when the Company announced plans to merge with RailAmerica. The purpose of the Stock Purchase Plan was to allow employees of the Company to participate in the

                         RAILTEX, INC. AND SUBSIDIARIES

Company's future. The Stock Purchase Plan was a payroll deduction plan which permits employees who meet specified length of service requirements to purchase shares, on an after-tax basis, of the Company's common stock on the open market at prevailing market prices. The Company paid the brokerage commissions on all purchases and incurred the administrative expenses associated with the Stock Purchase Plan. Stock Purchase Plan expenses in 1999, 1998 and 1997 were not material.

EXECUTIVE DEFERRED COMPENSATION

     During 1995, the Company implemented an Executive Deferred Compensation Plan wherein certain key employees were provided with life insurance protection in an amount sufficient to provide supplemental income, based upon a percentage of the employee's base salary, at retirement.

     The Executive Deferred Compensation Plan was funded through the purchase of split-dollar life insurance contracts. Upon death or retirement, the participant or the participant's estate was to reimburse the Company for all policy premiums paid. Also, should employment terminate prior to death or retirement, the participant could forfeit, at the discretion of the Compensation Committee, any future rights in the insurance policy. Effective January 1, 1999, the Executive Deferred Compensation Plan was modified and all split-dollar life insurance contracts, except two policies for two former executives, were canceled and replaced with a new Executive Deferred Compensation Plan. Under the new plan, each executive is entitled to 1% of their gross annual salary as deferred compensation. Premiums paid for the split dollar life insurance contracts for 1999, 1998 and 1997 were approximately $149,000, $407,000 and $311,000, respectively. The combined cash surrender value of these policies was approximately $526,000 and $859,000 at December 31, 1999 and 1998, respectively.

     As a result of RailAmerica's acquisition of RailTex, which was effective February 4, 2000, the two remaining split-dollar life insurance policies were transferred to the two former executives and the deferred compensation that had been accrued through February 4, 2000 under the new Executive Deferred Compensation Plan was paid to each executive.

POST-RETIREMENT AND POST-EMPLOYMENT BENEFITS

     The Company does not provide post-retirement or post-employment benefits to its employees.

                         RAILTEX, INC. AND SUBSIDIARIES

11. INCOME TAXES

     Income tax expense consisted of the following (in thousands):

                                                       FOR THE YEARS ENDED DECEMBER 31,
                                                       ---------------------------------
                                                        1999         1998         1997
                                                       -------      -------      -------
United States:
  Federal --
       Current.......................................  $5,181       $1,486       $2,358
       Deferred......................................   1,349        4,672        1,837
                                                       ------       ------       ------
                                                        6,530        6,158        4,195
                                                       ------       ------       ------
  State --
       Current.......................................   1,337         (180)         965
       Deferred......................................    (270)         970           36
                                                       ------       ------       ------
                                                        1,067          790        1,001
                                                       ------       ------       ------
Foreign:
       Current.......................................   1,556          635          543
       Deferred......................................     236          270          309
                                                       ------       ------       ------
                                                        1,792          905          852
                                                       ------       ------       ------
                                                       $9,389       $7,853       $6,048
Tax effect of change in accounting principle.........      --       (1,044)          --
                                                       ------       ------       ------
                                                       $9,389       $6,809       $6,048
                                                       ======       ======       ======

     The following summarizes the estimated tax effect of significant cumulative temporary differences that are included in the net deferred income tax liability (in thousands):

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1999       1998
                                                              -------    -------
Differences in property depreciation and amortization.......  $36,488    $33,009
Accruals and reserves not deducted for tax purposes until
  paid or realized..........................................   (1,982)    (1,333)
Federal benefit of state taxes..............................     (724)      (890)
Charitable contribution carryforward........................     (609)    (1,291)
AMT credit carryforward.....................................       --       (993)
Deferred revenue............................................   (3,470)        --
Other items, net............................................       --       (114)
                                                              -------    -------
     Net deferred tax liability.............................  $29,703    $28,388
                                                              =======    =======

     At December 31, 1999 and 1998, there were no valuation allowances against deferred tax assets.

     The Company has not provided any U.S. deferred income taxes or Canadian withholding taxes on the undistributed earnings of its Canadian subsidiaries based on the determination that such earnings will be indefinitely reinvested. At December 31, 1999, the cumulative undistributed earnings of these subsidiaries were approximately $10.2 million. If such earnings were not considered indefinitely reinvested, deferred U.S. and Canadian withholding taxes would have been provided after consideration of foreign tax credits. However, determination of the amount of deferred federal income taxes and Canadian withholding taxes is not practical.

                         RAILTEX, INC. AND SUBSIDIARIES

     The reconciliation of the U.S. statutory tax rate to the effective income tax rate follows:

                                                              FOR THE YEARS ENDED
                                                                  DECEMBER 31,
                                                              --------------------
                                                              1999    1998    1997
                                                              ----    ----    ----
United States statutory rate................................  35.0%   35.0%   35.0%
Effect of foreign operations................................   1.8     1.0     1.3
State income taxes, net of federal income tax benefit.......   3.0     4.8     5.0
Contribution for tax purposes, net of valuation allowance...    --      --    (5.0)
Reversal of valuation allowance.............................    --    (2.5)     --
Other, net..................................................   0.5    (0.2)     --
                                                              ----    ----    ----
                                                              40.3%   38.1%   36.3%
                                                              ====    ====    ====

12.  LEASES

     Operating lease expense for the years ended December 31, 1999, 1998 and 1997 totaled approximately $5.1 million, $7.6 million and $6.1 million, respectively.

     The minimum future lease payments for equipment and facilities under non-cancelable leases are as follows (in thousands):

                                                              OPERATING   CAPITAL
              FOR THE YEARS ENDED DECEMBER 31,                 LEASES     LEASES
              --------------------------------                ---------   -------
2000........................................................   $ 4,285    $1,090
2001........................................................     2,937       902
2002........................................................     2,885       536
2003........................................................     2,752       146
2004........................................................     2,635        --
Thereafter..................................................     7,909        --
                                                               -------    ------
          Total minimum payments............................   $23,403     2,674
                                                               =======
  Less amount representing interest at rates ranging from
     7.25% to 8.5%..........................................                 272
                                                                          ------
  Present value of minimum lease payments...................              $2,402
                                                                          ======

     The Company has entered into various lease agreements covering certain of its railroad properties. For railroad properties it leases, the Company ordinarily assumes all operating and financial responsibilities, including maintenance, payment of property taxes and regulatory compliance, upon commencement date. Lease payments on three railroad properties leased from one major railroad are structured to ensure that the Company interchanges an agreed-upon percentage of outbound carloads with the lessor railroad. Under these leases, no payments to the lessor are required as long as a minimum percentage of traffic volume is interchanged with the lessor; therefore, the Company controls, to some extent, the amounts which may be payable under these leases. If the minimum percentage of traffic volume interchanged with the lessor is not met, the amounts which may be payable under these leases could be significant and have an adverse effect on the Company. These leases are subject to an initial 20 year term with one or more renewal terms at the Company's option. In addition, lease payments on five properties leased from two other major railroads are subject to reduction from the base rate, down to zero, depending upon the level of traffic interchanged with the lessors. The maximum aggregate annual base rate lease payments under these leases is approximately $1.7 million. These leases have initial lease terms of 5 to 20 years and leases on four of the five properties include purchase options which may be exercised by the Company after one to three years of operation. To date, no payments have been required under any of the Company's railroad property

                         RAILTEX, INC. AND SUBSIDIARIES
leases. Therefore, the above table does not include any rentals pertaining to the Company's railroad property leases.

13.  COMMITMENTS AND CONTINGENCIES

     The Company has added railroad properties to its portfolio through the purchase of track and roadbed, lease of such assets and contracts to operate such assets under management agreements. These arrangements typically relate only to the physical assets of the railroad property and, except for the purchases of Central Properties, Inc. ("CPI") and Indiana & Ohio Rail Corp. ("IORC") (See Note 14), which were structured as acquisitions of stock, the Company typically does not contractually assume any of the operations or liabilities of the divesting carriers.

     Rail properties operated by the Company under management agreements typically have initial ten year terms followed by either a purchase option or one or more renewal terms at the Company's option. These operating contracts typically require that the Company assume all operating and financial responsibilities for freight operations on the property, including maintenance, payment of property taxes and regulatory compliance. Payments by the Company for the right to conduct rail operations on these properties are typically calculated as a percentage of revenues from the respective properties.

     In August 1995, the Company entered into a ten year Information Technology Services Agreement ("ITS Agreement") with Electronic Data Systems Corporation ("EDS"). Under the ITS Agreement, EDS is responsible for the management information systems of the Company, including developing, obtaining licenses for and maintaining new software for the Company, coordinating the acquisition and maintenance of computers and related equipment and coordinating the maintenance of the Company's existing software. The Company currently pays EDS $2.0 million annually which is subject to annual escalation based on the Consumer Price Index. The ITS Agreement is subject to earlier termination under certain limited conditions.

     The Company maintains insurance to cover costs associated with personal injury, including death, and property damage, including derailments. The Company's liability policies, which include third party property damage, are currently subject to a self-insured retention of $500,000 per occurrence. With respect to its transportation of hazardous commodities, the Company's liability policies cover sudden releases of hazardous materials, including expenses related to evacuation. Personal injuries associated with grade crossing accidents and damage to property of shippers are also covered under the Company's liability policies. The Company's property damage policies, which cover owned/leased property, are currently subject to a self-insured retention of $150,000 per occurrence.

     The Company's railroad employees are covered by the Federal Employers' Liability Act ("FELA"), a fault-based system under which injuries and deaths of railroad employees are settled by negotiation or litigation based on the comparative negligence of the employee and the employer. FELA-related claims are covered under the Company's liability insurance policies.

     The Company is currently subject to a number of claims and legal actions that arose in the ordinary course of business, including FELA claims by its employees and personal injury claims (including wrongful death claims) by third parties. The Company believes these claims, taking into account reserves and applicable insurance, will not have a material adverse effect on the Company. However, adverse judgments in these claims, individually or in the aggregate, in excess of related reserves and applicable insurance, could have a materially adverse effect on the Company's financial condition and results of its operations.

                         RAILTEX, INC. AND SUBSIDIARIES

14.  ACQUISITIONS AND DIVESTITURES

     In September 1999, the Company sold 100% of the stock of the Salt Lake City Southern Railroad for $675,000.

     In June 1999, the Company sold the assets of the Greenville Northern Railroad for approximately $1.3 million.

     In April 1999, the Company completed the divestiture of the Northeast Kansas & Missouri Railroad to Union Pacific ("UP") for approximately $3.2 million. The Company also completed the divestiture of the assets of the New Orleans Lower Coast Railroad to the New Orleans & Gulf Coast Railway Company for approximately $5.2 million.

     In January 1999, a wholly-owned subsidiary of the Company, the Dallas Garland and Northeast Railroad ("DGNO") commenced operations on 89 miles of rail line north of Dallas, Texas ("North Dallas Lines") under a lease arrangement with UP. The North Dallas Lines connect to and are operated as part of the DGNO.

     In November 1998, a wholly-owned subsidiary of the Company, Goderich-Exeter Railway ("GEXR") commenced operations on the Guelph Line under a lease arrangement with CN. The Guelph Line is a 99 mile rail line that operates between Silver and London, Ontario and connects with the GEXR at Stratford, Ontario.

     In September 1998, the Company acquired approximately 10 miles of track in two separate five mile sections from the Burlington Northern and Santa Fe Railway ("BNSF") for approximately $810,000. One section is in Carthage, Missouri and the other is in Joplin, Missouri. Both sections are being operated as part of the Company's Missouri & Northern Arkansas Railroad ("MNAR").

     In June 1998, the Company acquired 100% of the outstanding stock of CPI. The stock was originally held in a voting trust pending Surface Transportation Board ("STB") approval, which was received effective July 1998. CPI was a privately held company which owned 100% of the stock of two railroads in Ohio and Indiana. The Central Railroad of Indianapolis ("CERA") operates almost 92 miles of rail line in north central Indiana under lease and trackage rights arrangements. The Central Railroad of Indiana ("CIND") owns and operates 81 miles of rail line between Cincinnati, Ohio and Shelbyville, Indiana. The purchase price was approximately $14.3 million including an approximately $14.0 million cash payment and the assumption of approximately $266,000 of long-term debt. The Company began actively operating the two railroads in August 1998.

     The following unaudited pro forma results of operations for the years ended December 31, 1998 and 1997, assumes the acquisition of the CPI occurred as of the beginning of the respective periods (in thousands, except per share amounts).

                                                              FOR THE YEARS ENDED
                                                                  DECEMBER 31,
                                                              --------------------
                                                                1998        1997
                                                              --------    --------
                                                                  (UNAUDITED)
Operating revenues..........................................  $163,953    $155,790
                                                              ========    ========
Net income..................................................  $ 10,214    $ 11,716
                                                              ========    ========
Basic earnings per share....................................  $   1.11    $   1.28
                                                              ========    ========
Diluted earnings per share..................................  $   1.10    $   1.27
                                                              ========    ========

     These pro forma results have been prepared for comparative purposes only and include certain adjustments such as depreciation expense as a result of a step-up in the basis of fixed assets and an

                         RAILTEX, INC. AND SUBSIDIARIES
adjustment of depreciable lives, additional amortization expense as a result of organization costs and increased interest expense on acquisition debt. The unaudited pro forma information is not necessarily indicative of the results that would have occurred had such transactions actually taken place at the beginning of the periods specified, nor does such information purport to project the results of operations for any future date or period.

     In February 1997, a wholly-owned subsidiary of the Indiana & Ohio Rail Corp., Indiana & Ohio Railway Company ("IORY"), purchased substantially all of the assets of the former DTI from the Grand Trunk Western Railroad, Inc., a subsidiary of CN. IORY acquired 146 miles of track for approximately $22.0 million and, with trackage rights, operates over 255 miles of track between Detroit, Michigan and Cincinnati, Ohio. IORY committed to return the former DTI track to Federal Railroad Administration Class IV standards, over a three year period. This rehabilitation project was completed during the year ended December 31, 1998. In addition,$5.0 million of the purchase price was reimbursed to the Company due to certain levels of carloadings not achieved within a specified time period, as detailed in the purchase and sale agreement.

15.  COMPREHENSIVE INCOME

     During 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" which establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Comprehensive Income is defined as the total of net income and all other changes in equity of an enterprise that result from transactions and other economic events of a reporting period other than transactions with owners. The Company has chosen to disclose comprehensive income in the Consolidated Statements of Shareholders' Equity. For purposes of SFAS 130, the Company's other comprehensive income or loss was comprised of net currency translation adjustments. Paragraph 9(f) of Statement 109 "prohibits recognition of a deferred tax liability or asset for differences related to assets and liabilities that under FASB Statement No. 52, "Foreign Currency Translation,' are remeasured from the local currency into the functional currency using historical rates". Therefore, other comprehensive income is not being shown net of tax.

16.  SEGMENT INFORMATION

     During 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes new standards for reporting information about operating segments in annual and interim financial statements, requiring that public business enterprises report financial and descriptive information about its reportable segments based on a management approach. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas and major customers. In applying the requirements of this statement, each of the Company's geographic areas described below were determined to be an operating segment as defined by the statement, but have been aggregated as allowed by the statement for reporting purposes. As a result, the Company continues to have one reportable segment, which is the operation of short line railroads.

                         RAILTEX, INC. AND SUBSIDIARIES

     The following table presents information about the Company by geographic area (in thousands). Identifiable Assets include property and equipment, intangible assets and other long-term assets, excluding organization and acquisition costs and deferred financing costs.

                                                     FOR THE YEARS ENDED DECEMBER 31,
                                                     --------------------------------
                                                       1999        1998        1997
                                                     --------    --------    --------
Total Revenues:
     United States.................................  $157,640    $146,358    $134,496
     Canada........................................    20,122      13,841      13,855
     Other foreign.................................        83         821         440
                                                     --------    --------    --------
          Total....................................  $177,845    $161,020    $148,791
                                                     ========    ========    ========
Operating Income:
     United States.................................  $ 25,319    $ 23,463    $ 19,225
     Canada........................................     5,320       3,307       3,906
     Other foreign.................................        13         882        (130)
                                                     --------    --------    --------
          Total....................................  $ 30,652    $ 27,652    $ 23,001
                                                     ========    ========    ========
Identifiable Assets:
     United States.................................  $284,220    $280,717    $244,034
     Canada........................................    21,257      18,855      19,293
     Other foreign.................................    21,095      20,133      18,367
                                                     --------    --------    --------
          Total....................................  $326,572    $319,705    $281,694
                                                     ========    ========    ========

     During 1999, the Company served more than 1,100 customers who shipped and received a wide variety of products. Although most of the Company's railroads have a well-diversified customer base, several have one or two dominant customers. The Company's largest customer in 1999, 1998 and 1997 was CN, representing 6.7%, 7.0% and 8.1% of operating revenues, respectively.

                         RAILTEX, INC. AND SUBSIDIARIES

17.  GUARANTOR FINANCIAL STATEMENT INFORMATION

     In anticipation of being a guarantor of debt, below are consolidating financial statements of the Guarantor Subsidiaries, Non-Guarantor Subsidiaries and the Company on a consolidated basis. Guarantor Subsidiaries include the parent company, RailTex, and all U.S. subsidiaries. Non-Guarantor Subsidiaries include all Canadian subsidiaries. Operating revenue and operating expense eliminations are due to inter-company leases for locomotives and equipment between the Guarantor parent and the non-guarantor subsidiaries.

                       CONSOLIDATING STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                             FOR THE YEAR ENDED DECEMBER 31, 1999
                                                   ---------------------------------------------------------
                                                    GUARANTOR         NON-
                                                    PARENT AND     GUARANTOR
                                                   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                   ------------   ------------   ------------   ------------
OPERATING REVENUES...............................    $159,238       $ 19,720       $ (1,113)      $177,845
OPERATING EXPENSES:
  Transportation.................................      51,570          7,145           (999)        57,716
  General and administrative.....................      34,688          1,749             --         36,437
  Equipment......................................      16,641          2,632            (17)        19,256
  Maintenance of way.............................      15,130          2,058            (97)        17,091
  Depreciation and amortization..................      15,875            818             --         16,693
                                                     --------       --------       --------       --------
          Total operating expenses...............     133,904         14,402         (1,113)       147,193
                                                     --------       --------       --------       --------
OPERATING INCOME.................................      25,334          5,318             --         30,652
INTEREST EXPENSE.................................      (9,273)        (1,162)            --        (10,435)
INCOME FROM SUBSIDIARIES.........................       2,124             --         (2,124)            --
OTHER INCOME, NET................................       3,291           (240)            --          3,051
                                                     --------       --------       --------       --------
INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT
  OF A CHANGE IN ACCOUNTING PRINCIPLE............      21,476          3,916         (2,124)        23,268
INCOME TAXES.....................................      (7,597)        (1,792)            --         (9,389)
                                                     --------       --------       --------       --------
NET INCOME BEFORE CUMULATIVE EFFECT OF A
  CHANGE IN ACCOUNTING PRINCIPLE.................      13,879          2,124         (2,124)        13,879
CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
  PRINCIPLE (NET OF INCOME TAXES)................          --             --             --             --
                                                     --------       --------       --------       --------
NET INCOME.......................................    $ 13,879       $  2,124       $ (2,124)      $ 13,879
                                                     ========       ========       ========       ========

                         RAILTEX, INC. AND SUBSIDIARIES

                          CONSOLIDATING BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                     DECEMBER 31, 1999
                                                 ----------------------------------------------------------
                                                  GUARANTOR
                                                  PARENT AND    NON-GUARANTOR
                                                 SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                 ------------   -------------   ------------   ------------
                    ASSETS
CURRENT ASSETS:
  Cash and cash equivalents....................    $    160        $ 1,641        $     --     $      1,801
  Accounts receivable..........................      29,092          2,147              --           31,239
  Intercompany accounts receivable.............          --          3,384          (3,384)              --
  Prepaid expense and other current assets.....       1,923             (4)             --            1,919
  Inventories..................................         650            202              --              852
  Deferred tax assets, net.....................       1,569             --              --            1,569
                                                   --------        -------        --------     ------------
          Total current assets.................      33,394          7,370          (3,384)          37,380
                                                   --------        -------        --------     ------------
PROPERTY AND EQUIPMENT, NET....................     272,714         21,257              --          293,971
                                                   --------        -------        --------     ------------
OTHER ASSETS:
  Investments in Brazilian railroad
     companies.................................      21,095             --              --           21,095
  Other, net...................................      25,118            116         (12,510)          12,724
                                                   --------        -------        --------     ------------
          Total other assets...................      46,213            116         (12,510)          33,819
                                                   --------        -------        --------     ------------
          Total assets.........................    $352,321        $28,743        $(15,894)    $    365,170
                                                   ========        =======        ========     ============

     LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term notes payables....................    $     --        $    --        $     --     $         --
  Current portion of long-term debt............       1,010             --              --            1,010
  Accounts payable.............................      16,384          1,616              --           18,000
  Intercompany accounts payable................       3,384             --          (3,384)              --
  Accrued liabilities..........................      16,191          1,813              --           18,004
                                                   --------        -------        --------     ------------
          Total current liabilities............      36,969          3,429          (3,384)          37,014
                                                   --------        -------        --------     ------------
DEFERRED INCOME TAXES, NET.....................      29,048          2,224              --           31,272
LONG-TERM DEBT, LESS CURRENT PORTION...........     101,088         10,387              --          111,475
OTHER LIABILITIES..............................      13,977             --              --           13,977
                                                   --------        -------        --------     ------------
          Total liabilities....................     181,082         16,040          (3,384)         193,738
                                                   --------        -------        --------     ------------
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN BRAZILIAN
  INVESTMENTS..................................      11,561             --              --           11,561
                                                   --------        -------        --------     ------------
SHAREHOLDERS' EQUITY:
  Preferred Stock..............................          --             --              --               --
  Common Stock.................................         929             73             (73)             929
  Paid-in capital..............................      86,095          2,252          (2,252)          86,095
  Retained earnings............................      73,855         10,185         (10,185)          73,855
  Deferred compensation........................      (1,201)            --              --           (1,201)
  Accumulated other comprehensive income.......          --            193              --              193
                                                   --------        -------        --------     ------------
          Total shareholders' equity...........     159,678         12,703         (12,510)         159,871
                                                   --------        -------        --------     ------------
          Total liabilities and shareholders'
            equity.............................    $352,321        $28,743        $(15,894)    $    365,170
                                                   ========        =======        ========     ============

                         RAILTEX, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                         FOR THE YEAR ENDED DECEMBER 31, 1999
                                                              ----------------------------------------------------------
                                                               GUARANTOR
                                                               PARENT AND    NON-GUARANTOR
                                                              SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                              ------------   -------------   ------------   ------------
OPERATING ACTIVITIES:
  Net income................................................    $ 13,879        $ 2,124        $ (2,124)    $     13,879
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization...........................      15,875            818              --           16,693
    Deferred income taxes...................................         952            363              --            1,315
    Provision for losses on accounts receivable.............         271            156              --              427
    Amortization of deferred financing costs................         404             48              --              452
    Income from subsidiaries................................      (2,124)            --           2,124               --
    Gain on sale of assets..................................      (3,005)           (36)             --           (3,041)
    Gain on sale of subsidiary..............................        (511)            --              --             (511)
    Other...................................................         566             13              --              579
    Change in working capital:
      Accounts receivable, including intercompany accounts
        receivable..........................................       4,112         (1,100)            800            3,812
      Prepaid expenses and other current assets.............         188             19              --              207
      Accounts payable and accrued liabilities, including
        intercompany accounts payable.......................      (1,641)         1,284            (800)          (1,157)
                                                                --------        -------        --------     ------------
          Net cash provided by operating activities.........      28,966          3,689              --           32,655
                                                                --------        -------        --------     ------------
INVESTING ACTIVITIES:
  Purchase of property and equipment........................     (22,829)        (2,090)             --          (24,919)
  Proceeds from sale of property and equipment..............      12,301             38              --           12,339
  Proceeds from sale of subsidiary..........................         675             --              --              675
  Investment in Brazilian railroad company..................        (540)            --              --             (540)
  Organization and acquisition costs........................          --             18              --               18
  Decrease in other long-term assets........................         547             --              --              547
                                                                --------        -------        --------     ------------
          Net cash used in investing activities.............      (9,846)        (2,034)             --          (11,880)
                                                                --------        -------        --------     ------------
FINANCING ACTIVITIES:
  Decrease in short-term notes payable......................        (215)            --              --             (215)
  Proceeds from long-term debt..............................         272             --              --              272
  Principal payments on long-term debt and capital leases...      (3,469)            --              --           (3,469)
  Net decrease in working capital facilities................     (14,581)        (2,012)             --          (16,593)
  Deferred financing costs..................................        (768)           (80)             --             (848)
  Issuance of common stock..................................          76             --              --               76
                                                                --------        -------        --------     ------------
          Net cash used in financing activities.............     (18,685)        (2,092)             --          (20,777)
                                                                --------        -------        --------     ------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH.....................          --            560              --              560
                                                                --------        -------        --------     ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................         435            123              --              558
CASH AND CASH EQUIVALENTS, beginning of year................        (275)         1,518              --            1,243
                                                                --------        -------        --------     ------------
CASH AND CASH EQUIVALENTS, end of year......................    $    160        $ 1,641        $     --     $      1,801
                                                                ========        =======        ========     ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest..................................................    $  9,347        $ 1,187              --     $     10,534
  Income taxes..............................................       6,734            624              --            7,358
Non-cash investing and financing activities:
  Grants....................................................       6,652             --              --            6,652
  Capital leases............................................          31             --              --               31
  Tax benefit from exercise of non-qualified stock
    options.................................................          61             --              --               61
  Amortization of deferred compensation.....................         598             --              --              598

                         RAILTEX, INC. AND SUBSIDIARIES

                       CONSOLIDATING STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                            FOR THE YEAR ENDED DECEMBER 31, 1998
                                                 ----------------------------------------------------------
                                                  GUARANTOR
                                                  PARENT AND    NON-GUARANTOR
                                                 SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                 ------------   -------------   ------------   ------------
OPERATING REVENUES.............................    $147,943       $ 13,532        $   (455)      $161,020
OPERATING EXPENSES:
  Transportation...............................      48,944          4,911            (370)        53,485
  General and administrative...................      29,680          1,173               2         30,855
  Equipment....................................      16,728          2,117              (8)        18,837
  Maintenance of way...........................      14,730          1,282             (79)        15,933
  Depreciation and amortization................      13,516            742              --         14,258
                                                   --------       --------        --------       --------
          Total operating expenses.............     123,598         10,225            (455)       133,368
                                                   --------       --------        --------       --------
OPERATING INCOME...............................      24,345          3,307              --         27,652
INTEREST EXPENSE...............................     (10,104)        (1,132)             --        (11,236)
INCOME FROM SUBSIDIARIES.......................         987             --            (987)            --
OTHER INCOME, NET..............................       4,427           (212)             --          4,215
                                                   --------       --------        --------       --------
INCOME BEFORE INCOME TAXES AND CUMULATIVE
  EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE...      19,655          1,963            (987)        20,631
INCOME TAXES...................................      (6,948)          (905)             --         (7,853)
                                                   --------       --------        --------       --------
NET INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE
  IN ACCOUNTING PRINCIPLE......................      12,707          1,058            (987)        12,778
CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
  PRINCIPLE (NET OF INCOME TAXES)..............      (1,632)           (71)             --         (1,703)
                                                   --------       --------        --------       --------
NET INCOME.....................................    $ 11,075       $    987        $   (987)      $ 11,075
                                                   ========       ========        ========       ========

                         RAILTEX, INC. AND SUBSIDIARIES

                          CONSOLIDATING BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                          DECEMBER 31, 1998
                                                      ----------------------------------------------------------
                                                       GUARANTOR
                                                       PARENT AND    NON-GUARANTOR
                                                      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                      ------------   -------------   ------------   ------------
                       ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.........................    $   (275)      $  1,518        $     --       $  1,243
  Accounts receivable...............................      33,137          2,341              --         35,478
  Intercompany accounts receivable..................         337          2,245          (2,582)            --
  Prepaid expense and other current assets..........       2,276            111              --          2,387
  Inventories.......................................         742            107              --            849
  Deferred tax assets, net..........................       1,906             --              --          1,906
                                                        --------       --------        --------       --------
          Total current assets......................      38,123          6,322          (2,582)        41,863
                                                        --------       --------        --------       --------
PROPERTY AND EQUIPMENT, NET.........................     273,029         18,750              --        291,779
                                                        --------       --------        --------       --------
OTHER ASSETS:
  Investments in Brazilian railroad companies.......      19,994             --              --         19,994
  Other, net........................................      18,991            104         (10,386)         8,709
                                                        --------       --------        --------       --------
          Total other assets........................      38,985            104         (10,386)        28,703
                                                        --------       --------        --------       --------
          Total assets..............................    $350,137       $ 25,176        $(12,968)      $362,345
                                                        ========       ========        ========       ========
        LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term notes payables.........................    $    215       $     --        $     --       $    215
  Current portion of long-term debt.................       6,617          1,951              --          8,568
  Accounts payable..................................      19,779            795              --         20,574
  Intercompany accounts payable.....................       2,245            337          (2,582)            --
  Accrued liabilities...............................      16,716          1,013              --         17,729
                                                        --------       --------        --------       --------
          Total current liabilities.................      45,572          4,096          (2,582)        47,086
                                                        --------       --------        --------       --------
DEFERRED INCOME TAXES, NET..........................      28,434          1,860              --         30,294
LONG-TERM DEBT, LESS CURRENT PORTION................     113,226          9,756              --        122,982
OTHER LIABILITIES...................................       6,835             --              --          6,835
                                                        --------       --------        --------       --------
          Total liabilities.........................     194,067         15,712          (2,582)       207,197
                                                        --------       --------        --------       --------
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN BRAZILIAN INVESTMENTS..........      11,000             --              --         11,000
                                                        --------       --------        --------       --------
SHAREHOLDERS' EQUITY:
  Preferred Stock...................................          --             --              --             --
  Common Stock......................................         927             73             (73)           927
  Paid-in capital...................................      85,115          2,252          (2,252)        85,115
  Retained earnings.................................      59,976          8,061          (8,061)        59,976
  Deferred compensation.............................        (948)            --              --           (948)
  Accumulated other comprehensive income............          --           (922)             --           (922)
                                                        --------       --------        --------       --------
          Total shareholders' equity................     145,070          9,464         (10,386)       144,148
                                                        --------       --------        --------       --------
          Total liabilities and shareholders'
            equity..................................    $350,137       $ 25,176        $(12,968)      $362,345
                                                        ========       ========        ========       ========

                         RAILTEX, INC. AND SUBSIDIARIES

                     CONSOLIDATING STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                         FOR THE YEAR ENDED DECEMBER 31, 1998
                                                              ----------------------------------------------------------
                                                               GUARANTOR
                                                               PARENT AND    NON-GUARANTOR
                                                              SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                              ------------   -------------   ------------   ------------
OPERATING ACTIVITIES:
  Net Income................................................    $ 11,075       $    987        $   (987)      $ 11,075
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Cumulative effect of a change in accounting principle...       2,633            114              --          2,747
    Depreciation and amortization...........................      13,516            742              --         14,258
    Deferred income taxes...................................       5,161            271              --          5,432
    Provision for losses on accounts receivable.............         155             32              --            187
    Amortization of deferred financing costs................         351             37              --            388
    Income from subsidiaries................................        (987)            --             987             --
    Gain on sale of assets..................................      (1,867)            --              --         (1,867)
    Gain on sale of minority interest.......................      (2,045)            --              --         (2,045)
    Other...................................................          32             50              --             82
    Change in working capital:
      Accounts receivable, including intercompany accounts
        payable.............................................        (871)          (665)         (1,029)        (2,565)
      Prepaid expenses and other current assets.............          24            (46)             --            (22)
      Accounts payable and accrued liabilities, including
        intercompany accounts payable.......................       1,299         (1,551)          1,029            777
                                                                --------       --------        --------       --------
          Net cash provided by operating activities.........      28,476            (29)             --         28,447
                                                                --------       --------        --------       --------
INVESTING ACTIVITIES:
  Purchase of property and equipment........................     (28,597)        (1,723)             --        (30,320)
  Proceeds from sale of property and equipment..............       2,288             --              --          2,288
  Purchase of new properties and related equipment and other
    costs...................................................     (13,096)            --              --        (13,096)
  Proceeds from sale of minority interest...................      10,861             --              --         10,861
  Organization and acquisition costs........................         (58)           (21)             --            (79)
  Increase in other long-term assets........................      (1,637)            20              --         (1,617)
                                                                --------       --------        --------       --------
          Net cash used in investing activities.............     (30,239)        (1,724)             --        (31,963)
                                                                --------       --------        --------       --------
FINANCING ACTIVITIES:
  Decrease in short-term notes payable......................        (355)            --              --           (355)
  Proceeds from long-term debt..............................      21,900             --              --         21,900
  Principal payments on long-term debt and capital leases...     (16,687)            --              --        (16,687)
  Net decrease in working capital facilities................      (2,000)         1,250              --           (750)
  Deferred financing costs..................................          --             (3)             --             (3)
  Issuance of common stock..................................         247             --              --            247
                                                                --------       --------        --------       --------
          Net cash provided by financing activities.........       3,105          1,247              --          4,352
                                                                --------       --------        --------       --------
EFFECT OF EXCHANGE RATE CHANGES ON CASH.....................          --           (163)             --           (163)
                                                                --------       --------        --------       --------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................       1,342           (669)             --            673
CASH AND CASH EQUIVALENTS, beginning of year................      (1,617)         2,187              --            570
                                                                --------       --------        --------       --------
CASH AND CASH EQUIVALENTS, end of year......................    $   (275)      $  1,518        $     --       $  1,243
                                                                ========       ========        ========       ========

                                                                     (continued)

                         RAILTEX, INC. AND SUBSIDIARIES

             CONSOLIDATING STATEMENTS OF CASH FLOWS -- (CONTINUED)
                                 (IN THOUSANDS)

                                                                         FOR THE YEAR ENDED DECEMBER 31, 1998
                                                              ----------------------------------------------------------
                                                               GUARANTOR
                                                               PARENT AND    NON-GUARANTOR
                                                              SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                              ------------   -------------   ------------   ------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest..................................................    $ 10,100       $  1,107        $     --       $ 11,207
  Income taxes..............................................       1,816            698              --          2,514
Non-cash investing and financing activities:
  Grants....................................................       2,918             --              --          2,918
  Capital Leases............................................       1,959             --              --          1,959
  Tax benefit from exercise of non-qualified stock
    options.................................................          76             --              --             76
  Amortization of deferred compensation.....................          50             --              --             50
Liabilities and long-term debt assumed in connection with
  the acquisition of railroad companies:
  Fair value of assets acquired.............................      15,809             --              --         15,809
  Cash paid for capital stock...............................      14,003             --              --         14,003
                                                                --------       --------        --------       --------
  Liabilities and long-term debt assumed....................    $  1,806       $     --        $     --       $  1,806
                                                                ========       ========        ========       ========

                         RAILTEX, INC. AND SUBSIDIARIES

                       CONSOLIDATING STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 FOR THE YEAR ENDED DECEMBER 31, 1997
                                                      ----------------------------------------------------------
                                                       GUARANTOR
                                                       PARENT AND    NON-GUARANTOR
                                                      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                      ------------   -------------   ------------   ------------
OPERATING REVENUES..................................    $135,625       $ 13,611        $   (445)      $148,791
OPERATING EXPENSES:
  Transportation....................................      46,434          4,809            (373)        50,870
  General and administrative........................      29,753            961             (13)        30,701
  Equipment.........................................      15,776          2,062              (8)        17,830
  Maintenance of Way................................      12,444          1,056             (51)        13,449
  Depreciation and amortization.....................      12,124            816              --         12,940
                                                        --------       --------        --------       --------
          Total operating expenses..................     116,531          9,704            (445)       125,790
                                                        --------       --------        --------       --------
OPERATING INCOME....................................      19,094          3,907              --         23,001
INTEREST EXPENSE....................................      (8,616)        (1,911)             --        (10,527)
INCOME FROM SUBSIDIARIES............................         975             --            (975)            --
OTHER INCOME, NET...................................       4,367           (169)             --          4,198
                                                        --------       --------        --------       --------
INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF
  A CHANGE IN ACCOUNTING PRINCIPLE..................      15,820          1,827            (975)        16,672
INCOME TAXES........................................      (5,196)          (852)             --         (6,048)
                                                        --------       --------        --------       --------
NET INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN
  ACCOUNTING PRINCIPLE..............................      10,624            975            (975)        10,624
CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
  PRINCIPLE (NET OF INCOME TAXES)...................          --             --              --             --
                                                        --------       --------        --------       --------
NET INCOME..........................................    $ 10,624       $    975        $   (975)      $ 10,624
                                                        ========       ========        ========       ========

                         RAILTEX, INC. AND SUBSIDIARIES

                     CONSOLIDATING STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                         FOR THE YEAR ENDED DECEMBER 31, 1997
                                                              ----------------------------------------------------------
                                                               GUARANTOR
                                                               PARENT AND    NON-GUARANTOR
                                                              SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                              ------------   -------------   ------------   ------------
OPERATING ACTIVITIES:
  Net Income................................................    $ 10,624       $    975        $   (975)      $ 10,624
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation and amortization...........................      12,124            816              --         12,940
    Deferred income taxes...................................       1,942            240              --          2,182
    Provision for losses on accounts receivable.............         637              1              --            638
    Amortization of deferred financing costs................         335             49              --            384
    Income from subsidiaries................................        (975)            --             975             --
    Gain on sale of assets..................................      (6,771)            --              --         (6,771)
    Write down of investments...............................       2,100             --              --          2,100
    Other...................................................        (272)            (3)             --           (275)
    Change in working capital:
      Accounts receivable, including intercompany accounts
        receivable..........................................      (4,999)          (501)           (475)        (5,975)
      Prepaid expenses and other current assets.............        (126)            67              --            (59)
      Accounts payable and accrued liabilities, including
        intercompany accounts payable.......................       9,576             58             475         10,109
                                                                --------       --------        --------       --------
          Net cash provided by operating activities.........      24,195          1,702              --         25,897
                                                                --------       --------        --------       --------
INVESTING ACTIVITIES:
  Purchase of property and equipment........................     (34,199)        (1,308)             --        (35,507)
  Proceeds from sale of property and equipment..............       7,327             --              --          7,327
  Purchase of new properties and related equipment and other
    costs...................................................     (25,978)            --              --        (25,978)
  Investment in Brazilian railroad companies................      (1,362)            --              --         (1,362)
  Sale of preferred shares in Brazilian railroad company....       2,758             --              --          2,758
  Organization and acquisition costs........................         (53)           (44)             --            (97)
  Increase in other long-term assets........................        (167)            15              --           (152)
                                                                --------       --------        --------       --------
          Net cash used in investing activities.............     (51,674)        (1,337)             --        (53,011)
                                                                --------       --------        --------       --------
FINANCING ACTIVITIES
  Increase in short-term notes payable......................         218             --              --            218
  Proceeds from long-term debt..............................      74,790            210              --         75,000
  Principal payments on long-term debt and capital leases...     (52,456)          (942)             --        (53,398)
  Net Increase in working capital facilities................       4,000             --              --          4,000
  Deferred financing costs..................................        (367)            (2)             --           (369)
  Issuance of common stock..................................          74             --              --             74
                                                                --------       --------        --------       --------
          Net cash provided by financing activities.........      26,259           (734)             --         25,525
                                                                --------       --------        --------       --------
EFFECT OF EXCHANGE RATE CHANGES ON CASH.....................          --             51              --             51
                                                                --------       --------        --------       --------
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................      (1,220)          (318)             --         (1,538)
CASH AND CASH EQUIVALENTS, beginning of year................        (397)         2,505              --          2,108
                                                                --------       --------        --------       --------
CASH AND CASH EQUIVALENTS, end of year......................    $ (1,617)      $  2,187        $     --       $    570
                                                                ========       ========        ========       ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest..................................................    $  7,069       $  1,893              --       $  8,962
  Income taxes..............................................       1,678            926              --          2,604
Non-cash investing and financing activities
  Grants....................................................         352             --              --            352
  Capital Leases............................................       1,844             --              --          1,844
  Tax benefit from exercise of non-qualified stock
    options.................................................         100             --              --            100

                         RAILTEX, INC. AND SUBSIDIARIES

18.  SUBSEQUENT EVENTS

     In January 2000, RailTex Global Investments, LLC ("LLC"), a limited liability company in which the Company owns a 50.5% membership interest, sold all of its shares in FCA to existing shareholders for U.S. $6.4 million. Also in January, RailTex International Holdings, Inc. ("RIHI"), a wholly-owned subsidiary of RailTex, sold all of its remaining membership interest in the LLC and, thus, indirectly, the LLC's shares in America Latina Logistica, S.A. ("ALL"), the parent corporation of FSA, to Global Environmental Fund ("GEF") for U.S. $3.4 million. Concurrent with the sale of RailTex's ALL shares to GEF, RailTex's obligations to repurchase any of the Brazilian interests previously sold to GEF terminated. The Company received total proceeds on both of these transactions of U.S. $9.8 million, which were used to reduce its senior credit facilities and for general corporate purposes. RailTex recorded a gain of U.S. $130,000, or $0.01 per share, from these transactions in the month of January 2000.

     On February 4, 2000, RailAmerica acquired all of the outstanding stock of RailTex for approximately $325 million, including the assumption of all of the Company's outstanding long-term debt. Each outstanding share of common stock of the Company was converted into the right to receive (i) $13.50 in cash, and (ii)
0.666667 shares of common stock, par value $0.001 per share of RailAmerica common stock. As a result of the acquisition, RailTex became a wholly-owned operating subsidiary of RailAmerica.